EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 4, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2007 – May 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.7%	-0.6%	-2.0%	-11.0%	-5.2%	1.4%	4.2%	1.4%	11.9%	-19.2%	0.2	0.2
B**	-0.7%	-0.6%	-2.3%	-11.5%	-5.8%	0.7%	N/A	0.7%	11.9%	-20.9%	0.1	0.1
Legacy 1***	-0.6%	-0.6%	-1.3%	-9.2%	-3.4%	N/A	N/A	-3.3%	10.4%	-15.2%	-0.3	-0.4
Legacy 2***	-0.6%	-0.6%	-1.4%	-9.6%	-3.8%	N/A	N/A	-3.6%	10.4%	-15.6%	-0.3	-0.5
Global 1***	-0.7%	-0.6%	-1.0%	-8.0%	-5.2%	N/A	N/A	-4.5%	9.7%	-14.9%	-0.4	-0.6
Global 2***	-0.7%	-0.6%	-1.1%	-8.3%	-5.5%	N/A	N/A	-4.8%	9.7%	-15.7%	-0.5	-0.6
Global 3***	-0.7%	-0.6%	-1.7%	-9.8%	-7.2%	N/A	N/A	-6.5%	9.7%	-20.2%	-0.6	-0.8

S&P 500 Total Return Index****	-2.4%	-2.0%	9.6%	3.8%	16.5%	-0.1%	4.6%	-0.1%	19.0%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	0.8%	0.6%	-1.0%	22.6%	11.9%	10.6%	8.6%	10.6%	12.8%	-12.3%	0.9	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					23%
Energy	5%	Short	Natural Gas	1.8%	Short	4%	Short	Natural Gas	1.6%	Short
			Gasoline Blendstock	1.2%	Long			Gasoline Blendstock	1.1%	Long
Grains/Foods	14%	Short	Soybeans	2.8%	Long	13%	Short	Soybeans	2.6%	Long
			Soybean Meal	2.6%	Long			Soybean Meal	2.4%	Long
Metals	6%	Short	Nickel	1.4%	Short	6%	Short	Aluminum	1.4%	Short
			Aluminum	1.4%	Short			Nickel	1.3%	Short
FINANCIALS	75%					77%
Currencies	27%	Long $	Euro	3.6%	Short	28%	Long $	Euro	3.7%	Short
			Australian Dollar	2.7%	Long			Australian Dollar	2.6%	Long
Equities	17%	Long	Eurostoxx Index	2.9%	Short	17%	Long	Eurostoxx Index	2.7%	Short
			S&P 500	1.8%	Long			S&P 500	2.0%	Long
Fixed Income	31%	Long	Bunds	5.7%	Long	32%	Long	Bunds	5.9%	Long
			U.S. 10-Year Treasury Notes	5.3%	Long			U.S. 10-Year Treasury Notes	5.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell over 6% as a weak U.S. unemployment report and Eurozone sentiment data combined to depress overall demand.  Additionally, reports about domestic oil supplies indicated inventories had reached a 22-year high, further indicating a reduced demand for crude oil.  Natural gas prices moved higher, supported by U.S. Energy Information Administration data which showed a smaller-than-expected build up in domestic inventories.

Grains/Foods
Wheat prices fell nearly 6% as industry reports showed strong supply forecasts for the upcoming wheat harvest.  Corn prices finished higher, supported by a late-week rally prompted by tight short-term supplies.  In the livestock markets, lean hogs prices declined sharply on speculation about weak demand caused by the ailing global economy.

Metals
Gold prices fell as U.S. dollar strength caused investors to liquidate dollar-hedging gold positions.  Copper prices declined as investors believed ongoing weak demand for industrial metals will continue.  Weak U.S. unemployment reports and depressed manufacturing data from China and the Eurozone were the main contributors to soft demand forecasts.

Currencies
The euro moved sharply lower against international counterparts because of weak economic data from the Eurozone, which, in turn, renewed concerns about Eurozone debt.  Investors liquidated euro positions because of uncertainty surrounding the impact of upcoming French and Greek elections, which also played a role in driving the currency lower.  Conversely, the Japanese yen and U.S. dollar posted strong gains due to a surge in demand for safe-haven currencies.

Equities	Global equity markets were under pressure after disappointing U.S. jobs data weighed heavily on investor sentiment. Weaker-than-expected earnings reports also put downward pressure on equity prices.
Fixed Income
German Bund markets rallied as comments from Eurozone officials supported beliefs the region’s financial troubles may be worsening.  U.S. Treasury markets moved higher as investors liquidated falling equity positions for safer-debt instruments.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.